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                                                                    Exhibit 10.6

                            FIRST SAVINGS BANK, SLA
                         1992 DIRECTORS' DEFERRED FEE
                                STOCK UNIT PLAN


     By resolution of the Board of Directors of the First Savings Bank, SLA, the following plan for the unfunded deferment of payment of directors fees has been adopted effective February __, 1992.

1.   Purpose.  The purpose of the 1992 Deferred Fee Stock Unit Plan (the "Plan")
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     is to provide an opportunity for the members of the Board of Directors of
     First Savings Bank, SLA (the "Savings Bank"), active in such capacity on the effective date of the Plan to defer receipt of fees otherwise currently payable to them in exchange for the receipt at the time they cease to serve as Directors with a benefit based on the value of the common stock of the Savings Bank, and to provide the Savings Bank with the use of the funds for business activities. The deferment of fees under the Plan applies to all fees received by directors: regular meeting fees, special meeting fees, and committee fees.

2.   Participants. Any director of the Savings Bank who is active in such
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     capacity on the effective date of the Plan may elect to become a participant ("Participant") under this Plan by written notice to the Savings Bank.

3.   Deferred Retainer and Fees.
     --------------------------

     (a) Any Participant who was a participant in the Agreement for Deferment of Directors Fees established by resolution of the Board of Directors on May 27, 1981 (the "Prior Plan"), may make a one time, irrevocable election to have all or any portion of the amounts credited to such participant's account under the Prior Plan credited as an Initial Deferral under this 1992 Directors' Deferred Fee Stock Unit Plan. Once a director elects to become a Participant of the Plan, he or she may no longer participate in the Prior Plan. However, if a Participant elects to have only a portion of the amount previously deferred under the Prior Plan credited to him under this Plan, the balance of his deferred amounts under the Prior Plan shall continue to be deferred under the Prior Plan and in all events shall be subject to the terms of the Prior Plan.

     (b) Any Participant may defer under the Plan all or any portion of his annual fees as a director which are earned for the year commencing after the date of said election as he may specify in said written notice to the Savings Bank, and such amounts so deferred shall be paid only as hereinafter provided. Any Participant may change the amount of, or suspend, future deferrals with respect to fees earned for years commencing after the date of change or suspension as he may specify by written notice to the Savings Bank. Following any such suspension a director may make a new election to again become a Participant. No Participant may make such change more often than once in any 12-month period or again become a Participant within 12 months after the date of suspension. Any such election to re-participate in the Plan must be made
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during a period beginning on the third business day following the date of release of the quarterly and annual statements of sales of earnings by the issuer of the Shares, and ending on the twelfth business day following such date. The election to defer shall be irrevocable as to the deferred retainer and fees for the particular 12-month period.

4.   Method of Deferral and Distribution.
     -----------------------------------

     (a) For each Participant electing to participate in this Plan with respect to the deferral of future retainers and fees, the Savings Bank shall maintain a deferred money account ("Deferred Money Account") which shall periodically be converted into a stock unit account ("Stock Unit Account") for each such Participant. Each Participant will be furnished annually with a statement of his Account. Each Participant shall be fully vested in his Account, subject to the provisions of
          Section 6 hereof.

     (b) For each Participant electing to participate in this Plan by making an Initial Deferral, the Savings Bank shall credit the amount of the Initial Deferral to the Participant's Deferred Money Account and convert such account into a Stock Unit Account for such Participant all as of the date of the Participant's irrevocable election to make the Initial Deferral.

     (c) Deferred fees of each Participant shall be credited as a dollar amount to the Participant's Deferred Money Account on the date they otherwise would be payable and shall be converted into stock units quarterly at March 31, June 30, September 30 and December 31 in each year by dividing the dollar amount of such Deferred Money Account as of the end of each such quarter by the last reported sales price per share of Common Stock, par value $.01, as traded on the Pink Sheet or such other market on which the Common Stock is traded on the last day upon which such stock was traded during each such quarter. The number of stock units for full shares so determined shall be credited to the Participant's Stock Unit Account and the aggregate value thereof at said closing price shall be charged to the Participant's Deferred Money Account. Any dollar amount remaining in the Participant's Deferred Money Account after such charge shall be used together with other dollar amounts credited thereto, to convert such Account to stock units at the next quarterly conversion date.

     (d) The Initial Deferral of each Participant shall be credited as a dollar amount to the Participant's account on the date of the irrevocable election to make the Initial Deferral and shall be converted as of the same date into stock units by dividing the dollar amount of the Participant's Deferred Money Account as of the end of each such quarter by the last reported sales price per share of Common Stock, par value $.01, as traded on the Pink Sheet or such other market on which the Common Stock is traded on the last day upon which such stock was traded during

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          each such quarter. The number of stock units for full shares so determined shall be credited to the Participant's Stock Unit Account and the aggregate value thereof at said closing price shall be charged to the Participant's Deferred Money Account. Any dollar amount remaining in the Participant's Deferred Money Account after such charge shall be used, together with dollar amounts credited thereto, at the next quarterly conversion date.

     (e) Additional credits will be made to each Participant's Deferred Money Account in dollar amounts equal to the cash dividends (or the fair market value of dividends paid in property) that the Participant would have received from time to time had he been the owner on the record dates with respect thereto of the number of shares of the Savings Bank's Common Stock equal to the number of stock units in his Stock Unit Account on such dates. Such amounts shall be credited to a Dividend Subaccount for each Participant. In the case of a stock dividend or stock split, additional credits will be made to each Participant's Stock Unit Account of the number of stock units equal to the number of full shares of the Savings Bank's Common Stock, in the case of a stock dividend, or a stock split which such Participant would have received from time to time had he been the owner on the record dates with respect thereto, of the number of shares of the Savings Bank's Common Stock equal to the number of stock units in his Stock Unit Account on such dates.

5.   Distribution.
     ------------

     (a)  Upon termination of a Participant's services as a director:

          (i) payment of the balance of his Deferred Money Account, including his Dividend Subaccount as of the date of his termination shall be made to the Participant in cash; and

          (ii) payment of the balance in his Stock Unit Account shall be made to the Participant in shares of Common Stock of the Savings Bank, or at the option of the Participant as he directs by written notice delivered to the Savings Bank within thirty (30) days after his date of termination, in cash equal to the value of such shares as of the date(s) of distribution, in such number of annual installments as shall be determined by the Savings Bank in its sole discretion. The Savings Bank may consult with Participants prior to such determination. Each annual distribution shall be made as of January 31, beginning with the January 31 following the termination of a Participant's services as a director.

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     (b)  The Stock Unit Account of a terminated Participant in the Plan, until complete distribution of such Account in whole shares of Common Stock of the Company or cash, shall be credited with additional credits in accordance with paragraph 3(e) above. Such additional credits to the extent of the equivalent of whole shares of Common Stock of the Company shall be distributed in shares or cash, as the case may be. In the event a terminated Participant's Stock Unit Account is being paid to him in installments, the Stock Unit Account shall be credited with additional credits in accordance with paragraph 3(e) above until such Account is distributed to the Participant in full. Such additional credits to the extent of the equivalent of whole shares of Common Stock of the Company shall be distributed in shares or cash, as the case may be, in the next installment. Any dollar amounts remaining which do not equal a whole share of Common Stock at the time of the last installment of Common Stock shall be paid in cash to the Participant at the time of such distribution.

     (c) If such Participant shall cease to be a director by reason of his death or if he shall die after he shall be entitled to distributions hereunder but prior to receipt of all distributions, all cash or Common Stock distributable hereunder at such time shall be distributed to the beneficiary designated by the Participant in writing and filed with the Savings Bank, or in the absence of such designation, to his personal representative, or if none is appointed within six months of his death to his spouse, or if not then living, to his then living descendants, per stirpes, in the same manner and at the same intervals as they would have been made to such Participant had he lived.

6.   Participant's Rights Unsecured.  The right of any Participant to receive a
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distribution hereunder in Common Stock of the Savings Bank or in cash shall be an unsecured claim against the general assets of the Savings Bank. The deferred retainers and fees may not be encumbered or assigned by the Participant. From time to time, the Savings Bank may acquire (but shall be under no obligation to do so) through an irrevocable grantor's trust shares of the outstanding Common Stock of the Savings Bank in anticipation of distributions under the Plan. In no event shall any Participant have any rights in or against any shares of Common Stock so acquired or in any cash held in his Deferred Money Account. All such Common Stock and cash shall constitute general assets of the Savings Bank and may be disposed of by the Savings Bank at such time and for any and all purposes as it may deem appropriate.

7.   Amendments to the Plan.  The Board of Directors of the Savings Bank may
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amend the Plan at any time, without the consent of the Participants or their beneficiaries, provided, however, that no amendment shall divest any Participant or beneficiary of rights to which he would have been entitled if the Plan had been terminated on the effective date of such amendment.

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8.   Termination of Plan.  The Board of Directors of the Savings Bank may
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terminate the Plan at any time. Upon termination of the Plan, distributions in respect of credits to a Participant's Accounts as of the date of termination shall be made in a lump sum.

9.   Expenses.  Costs of administration of the Plan will be paid by the Savings
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Bank.

10.  Effective Date.  The effective date of this Plan shall be ________________.
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Adopted:

______________________________                   ______________________________
Date                                             Signature

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                       ELECTION TO MAKE INITIAL DEFERRAL
                         UNDER FIRST SAVINGS BANK, SLA
                       1992 DIRECTORS' DEFERRED FEE PLAN

     I, the undersigned _________________________ (insert name), a director of First Savings Bank, SLA ("Savings Bank") hereby elect to become a Participant under the First Savings Bank, SLA 1992 Directors' Deferred Fee Plan ("Plan"), effective as of the date hereof, and I further elect to make an Initial Deferral, pursuant to the terms of the Plan, (all) (or _____________ percentage) (select one) of my account under the Agreement for the Deferment of Directors Fees, established by the Savings Bank, effective May 27, 1981. I understand that this election to make an Initial Deferral is a one time election and is irrevocable.

     If I shall cease to be a director of the Savings Bank by reason of my death, or if I shall die after I become entitled to a distribution under the Plan but prior to receipt of the entire distribution to which I am entitled, then all of the distribution to which I am entitled under the Plan and which has not been distributed to me at the date of my death shall be distributed to ___________________________________ (insert name of beneficiary) in the same manner and at the same time as the distribution would have been made to me.


______________________________             _________________________________
Date                                       Name

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